Exhibit 99.1

PRESS RELEASE

Marrone Bio Innovations Receives NASDAQ Notice Regarding Late Form 10-Q Filing

DAVIS, California, November 21, 2014 — Marrone Bio Innovations, Inc. (MBI)(NASDAQ:MBII) today announced that, as anticipated, it has received a letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) notifying MBI of its noncompliance with NASDAQ Listing Rule 5250(c)(1) as a result of the company’s filing of a Notification of Late Filing on Form 12b-25 on November 14, 2014. In the Form 12b-25, the company indicated that the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the “Form 10-Q”) will be delayed until after the completion of the previously-disclosed internal investigation by the Company’s Audit Committee regarding certain accounting matters.

The NASDAQ letter notes that the Company is required to submit a plan to regain compliance with NASDAQ’s filing requirements for continued listing within 60 calendar days of the date of the NASDAQ notification letter. Upon acceptance of the Company’s compliance plan, NASDAQ is permitted to grant an extension of up to 180 days from the Form 10-Q’s filing due date for the Company to regain compliance with NASDAQ’s filing requirements for continued listing.

The Company’s Audit Committee continues to work diligently to complete its internal investigation, and the Company intends to regain compliance with the NASDAQ’s filing requirements. The Company intends to file the Form 10-Q as soon as practicable after the Audit Committee completes its investigation. At this time, the Company is not able to provide an estimate of when the investigation will be completed or when such filing will be made.

About Marrone Bio Innovations

Marrone Bio Innovations, Inc. (NASDAQ: MBII) is a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets. Our effective and environmentally responsible solutions help customers operate more sustainably while controlling pests, improving plant health, and increasing crop yields. We have a proprietary discovery process, a rapid development platform, and a robust pipeline of pest management and plant health product candidates. At Marrone Bio Innovations we are dedicated to pioneering better biopesticides that support a better tomorrow for users around the globe. For more information, please visit www.marronebio.com.

Forward Looking Statements

Portions of this press release may constitute “forward-looking statements,” and assumptions underlying such forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any such forward-looking statements are made within the “safe-harbor” protections of the PSLRA, should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaims any responsibility to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this filing include those regarding: the anticipated filing date of the Company’s Form 10-Q and the Company’s expectations regarding regaining full compliance with NASDAQ continued listing requirements. Such forward-looking statements are based on information available to us as of the date of this release and involve a number of risks and uncertainties, some beyond our control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks include the uncertainty surrounding the timing and results of the Audit Committee’s independent investigation of accounting matters, the potential need for restatement of our prior period financial statements, how promptly the investigation of accounting matters can be completed and any results thereof can be resolved, and potential legal or regulatory action related to the matters under investigation. In addition, the Company faces other risks and uncertainties that could affect its ability to complete the filing of its Form 10-Q and to regain compliance with the NASDAQ listing requirements. Additional information that could lead to material changes in our performance is contained in our filings with the Securities and Exchange Commission.